Exhibit 99.1

October 9, 2006

Walt Lifsey

33320 Vino Way

Temecula, CA  92591

TRANSITION AND GENERAL RELEASE AGREEMENT

Dear Walt,

This Transition and General Release Agreement (the “Agreement”) is made and entered into by and between Walt Lifsey (sometimes hereinafter referred to as “EMPLOYEE”), on the one hand, and International Rectifier Corporation on behalf of itself and its divisions, facilities, subsidiaries and affiliated entities, successors and assigns, or any of its or their respective past or present officers, directors, trustees, shareholders, agents, employees, attorneys, insurers, representatives, and each of them (hereinafter the “Company”, “IR”, or “Releasees”), on the other hand.

Ordinarily, upon voluntary separation from employment, you would only be entitled to receive (i) your accrued PTO, if any, and (ii) your already earned salary. Ordinarily all of these payments, if applicable, would be paid to you as soon as practicable after your last day of regular, full-time employment with the Company, which is scheduled to be October 9, 2006.  It is acknowledged that whether or not this Agreement is signed, all your earned wages (including vacation), to which you are lawfully entitled, will be paid at the time of termination of your employment.

However, the Company is offering you the additional payments, benefits and other terms and conditions set forth below, in exchange for and contingent upon your signing and returning this Agreement including the release incorporated herein in Paragraph 12 (and not revoking the Agreement within the seven day period described below), on the express mutual understanding that you have no intention to and will not compete with the Company as set forth in Paragraph 8,  and in exchange for and contingent upon and in consideration for your continuing full and faithful performance of each of the obligations and promises set forth below.

1.             Salary Continuation/Consulting Pay:  The Company will pay you as salary continuation your current regular salary covering the period from October 10, 2006 through December 29, 2006 (a period of approximately three months).  The period, October 10, 2006 through December 29, 2006, during which you shall be entitled to receive salary continuation payments will be known as the “Salary Continuation/Consulting Period.”  Salary continuation/consulting payments, if owing, will be paid at such regular pay periods as the Company from time to time establishes for its employees.  You will be eligible for company benefits plans and conditions only as specifically indicated below.  You will not accrue or be eligible for any vacation, sick, holiday, or other benefits or plan participations during the Salary Continuation/Consulting Period, except as described below.  During the Salary Continuation/Consulting Period you will retain your Company-provided cell phone & service and your Company email account.

2.             Consulting Services:  During the Salary Continuation/Consulting Period, you shall provide the Company with such consulting and advisory services as it may from time-to-time require of you in connection with various business matters.  During the term of this Agreement, you will normally report to Alex Lidow, CEO, for the Company, or to such other person as Dr. Lidow, or his successor or designee, may direct.  You agree that you will not undertake any assignment under this Agreement without first receiving the prior consent of Dr. Lidow or such other designated person.  Such consulting services will not exceed 40 hours per month, and will be compensated as a part of the aforementioned Salary Continuation/Consulting pay.  You will not receive any other additional compensation for such services, except that the Company shall promptly reimburse you for any business expenses incurred by you in the course of your provision of consulting and advisory services to the Company, consistent with normal Company policy for reimbursable business expenses.  The aforementioned consulting services are not intended to interfere with your acceptance of full-time employment.

3.            Severance Payment:  At the termination of the Consulting/Salary Continuation Period (December 29, 2006), you will be paid a lump sum Severance Payment in an amount equal to 12 months of your current base monthly salary.  The Company makes no representations as to the tax treatment or legal effect of the payments called for in this Paragraph or Paragraph 9 hereunder, and you are not relying on any statement or representation of the Company in this regard.  You understand and agree that, regardless of whether assessed to you or against you or the Company, you will be solely responsible for the payment of any taxes and penalties assessed on the payments, including any payment or penalty assessed under any legislation and any payment or penalty assessed due to the timing of the payment.  You will defend, indemnify, and hold the Company free and harmless from and against any claims resulting from any treatment of such payment as nontaxable.

All remaining unpaid Salary Continuation/Consulting Pay (as defined in paragraph (3) above) and the Severance Payment (as defined in paragraph (4) above) shall be due and payable in a lump sum to your spouse or estate should you become deceased during the period from the eighth day following your execution of this Agreement through December 29, 2006.  This survivor clause does not extend to the additional benefits/consideration described in the paragraphs that follow, except as normal plan provisions allow and specify.

4.             Insurance:  During the Transition Period and the Salary Continuation/Consulting Period (through December 31, 2006) you will continue to be eligible for the Company’s health (medical and dental) insurance program.  Should you enroll, you will then be eligible to continue your medical and dental insurance after December 31, 2006 through COBRA.  If you accept other employment and become eligible for health insurance coverage from any other employer, or should you fail to meet any other eligibility criteria established under the normal COBRA policy, your entitlement to health insurance continuation will cease immediately subject to normal COBRA provisions.  Accordingly, you must provide immediate notice to the Company of any new employment.  Should you elect COBRA coverage the Company will pay the monthly premiums for the months of January through June, 2007 (a period of six months), so long as you remain eligible for the coverage.  You also will be eligible to convert your group life insurance coverage to an individual policy at your sole expense.

You will also be provided with professional executive outplacement services for a period of up to six (6) months.  The Company will pay the provider directly for those services.

5.             Stock Options:  Your stock options will continue to vest during the Salary Continuation/Consulting Period as defined in paragraph (3) above (through December 29, 2006).  You may exercise any vested options through December 28, 2007, after which time any and all of your stock options that you have not exercised shall expire and shall be of no further force and effect.  This represents an extension of the normal 30 day period to exercise stock options and is additional valuable consideration.

6.             Bonus Payment:  You will be eligible for a pro-rated bonus payment (based on your active employment from July 1 through October 9, 2006) for your contributions in the first half of fiscal year 2007, payable on or before February 28, 2007, based on results against goals established for that period.

7.             Non-Solicitation:  EMPLOYEE agrees not to directly or indirectly solicit or induce any employee of the Company (or IR or any affiliated entity thereof), to work for a competitor of the business of the Company (or the business of IR and any affiliated entity of them) or any successor thereto (whether owned by the Company, an affiliated entity, or a third party).  A list of competitors is attached as Exhibit 1.

8.             Additional Payment:  As stated above, this Agreement is premised in part on your voluntary representation that you do not intend to and will not compete with the Company for one (1) year following the last day of active employment (through October 8, 2007), meaning that you do not intend to and will not operate in any manner, directly or indirectly, as employee, director, consultant, or in any manner act as a shareholder or partner in or to entities which are competitors to the business of the Company (or the business of IR and any affiliated entity of them) and any successor thereto (whether owned by the Company, IR, or any affiliated entity of them, or a third party).  A list of competitors is attached as Exhibit 1.  If, in fact, you do not compete with the Company for that period of time, the Company shall pay you an amount equal to twelve (12) months base salary ($422,000).  Such amount will be paid one year following the termination date (October 9, 2007) if, in fact, you did not compete and if you sign a verification and agreement confirming that you did not compete during that one year period.  You are free to compete with the Company during that one year period to the extent allowed by law.  The parties simply agree that if you do compete with the Company during any portion of the one year period, no part of this additional sum will be paid, due, or owing.

9.             Confidentiality/Trade Secrets:  You acknowledge that you are still bound by the Inventions and Confidential Information Agreement that you signed during or shortly before you began your employment with the Company, and you agree to disclose and assign solely to the Company any inventions you have made and to keep confidential any information that you may have learned as a result of your employment with the Company.

You further acknowledge that by reason of your position with the Company you have been given access to lists of customers, prices, engineering plans, business plans, strategic plans, technology, roadmaps, developments, inventions, and similar confidential or proprietary materials or information respecting the Company’s business, affairs, or plans.  You represent and agree that you have held all such information and materials confidential and that you will continue to do so, whether or not such information and materials are considered trade secrets or confidential information.  You also represent that you will not use such information, materials, and relationships (whether or not they constitute trade secrets) for any business (which term herein includes a partnership, firm, corporation or any other entity) at any future time (including after the expiration of this Agreement) without the prior written consent of Dr. Alex Lidow, CEO, or his successor or designee.

You further agree that you will keep the terms, amount and fact of this Agreement completely confidential, and that you will not disclose any information concerning this Agreement to anyone, including, but not limited to, any past, present or prospective employee or applicant for employment with the Company; provided, however, that nothing in this paragraph shall prohibit you from disclosing any information that you are required to disclose by law, or from disclosing the existence of your consulting obligations.  Furthermore, nothing in this paragraph shall prevent you from disclosing the terms of this Agreement to your immediate family, tax or legal advisors who will agree to keep the terms of this Agreement confidential.

10.          No Other Benefits:  You acknowledge and agree that the Company is not, apart from this Agreement, obligated to provide you with the above referenced salary continuation/consultation payments and benefits and that no other monetary payments shall be made to you in consideration for entering into this Agreement apart from those set forth above.  In addition to the foregoing, the Company agrees that your separation will be reflected in its records as a voluntary resignation.

11.          Sole Agreement/Amendment/No Inducements/No Admission of Liability:  Except for the Inventions and Confidential Information Agreement referred to herein, which shall continue in full force and effect, this Agreement constitutes and contains the sole, exclusive, and entire agreement and understanding between you and the Company and supersedes and replaces all prior agreements and negotiations, as well as all proposed agreements, promises, covenants, and representations, whether written or oral, express or implied, concerning your hiring, employment, and the termination of your employment, or any of the subject matters hereof.  This Agreement can only be modified by a later writing signed by you and the Company.  You acknowledge and agree that no promises or representations have been made to you as an inducement to sign this agreement other than those expressly set forth in writing in this Agreement.  Nothing in this Agreement is, or ever should be deemed to be, an admission by the Company of any liability, fault, wrongdoing or mistake of any kind.

12.          Release:  Except for rights arising under this Agreement or otherwise not permitted to be released as a matter of public policy, EMPLOYEE hereby expressly releases and waives any and all claims, liabilities, demands, damages, penalties, debts, accounts, obligations, actions, grievances, and causes of action (“Claims”), whether now known or unknown, suspected or unsuspected, whether in law, in equity or in arbitration, of any kind or nature whatsoever, which EMPLOYEE has or claims to have, now or hereafter, against IR and/or the Releasees referred to in the first paragraph of this Agreement, arising before the date EMPLOYEE executes this Agreement, including, but not limited to, any Claims arising out of or relating to EMPLOYEE’s employment at IR and the termination thereof.  Without limiting the foregoing, EMPLOYEE ALSO SPECIFICALLY AGREES AND ACKNOWLEDGES EMPLOYEE IS WAIVING ANY RIGHT TO RECOVERY BASED ON STATE OR FEDERAL AGE, SEX, PREGNANCY, RACE, COLOR, NATIONAL ORIGIN, MARITAL STATUS, RELIGION, VETERAN STATUS, DISABILITY, SEXUAL ORIENTATION, MEDICAL CONDITION OR OTHER ANTI-DISCRIMINATION LAWS, INCLUDING, WITHOUT LIMITATION, TITLE VII, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE AMERICANS WITH DISABILITIES ACT AND THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, ALL AS AMENDED, OR CALIFORNIA STATUTORY OR COMMON LAW, WHETHER SUCH CLAIM BE BASED UPON AN ACTION FILED BY EMPLOYEE OR BY A GOVERNMENTAL AGENCY.

(a)   Nothing in this Agreement shall limit in any way EMPLOYEE’s right under California Workers’ Compensation laws to file or pursue any workers’ compensation claim.

(b)   As part of this general release, EMPLOYEE expressly releases, waives and relinquishes all rights under Section 1542 of the California Civil Code which states:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time executing the release, which if known by him must have materially affected his settlement with the debtor.”  EMPLOYEE acknowledges that he may later discover facts in addition to or different from those which EMPLOYEE now knows, or believes to be true, with respect to any of the subject matters of this Agreement, but that it is nevertheless EMPLOYEE’s intention to settle and release any and all Claims released herein.

(c)   EMPLOYEE warrants and represents that there is not now pending any action; complaint, petition, charge, grievance, or any other form of administrative, legal or arbitral proceeding by EMPLOYEE against IR and further warrants and represents that no such proceeding of any kind shall be instituted by or on EMPLOYEE’S behalf based upon any and all Claims released herein.

(d)   EMPLOYEE expressly acknowledges, understands and agrees that this Agreement includes a waiver and release of all claims which EMPLOYEE has or may have under Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. § 621, et seq. (“ADEA”).  The following terms and conditions apply to and are part of the waiver and release of ADEA claims under this Agreement:

(i)            The waiver and release of claims under the ADEA contained in this Agreement does not cover rights or claims that may arise after the date on which the EMPLOYEE signs this Agreement.

(ii)           EMPLOYEE is advised to consult an attorney before signing this Agreement.

(iii)          EMPLOYEE acknowledges Employer has provided him at least 21 days within which to review and consider this Agreement before signing it.  Should EMPLOYEE decide not to use the full 21 days, then EMPLOYEE knowingly and voluntarily waives any claims that EMPLOYEE was not in fact given that period of time or did not use the entire 21 days to consult an attorney and/or consider this Agreement.

(iv)          EMPLOYEE shall deliver the executed original of the Agreement to Joe Herold, Vice President, Global Human Resources, located at 233 Kansas Street, El Segundo, California 90245, immediately upon execution.  However, the Parties acknowledge and agree that EMPLOYEE may revoke this Agreement for up to seven (7) calendar days following EMPLOYEE’s execution of this Agreement.  The Parties further acknowledge and agree that such revocation must be in writing addressed to Joe Herold at the above location and received by him not later than midnight on the seventh day following execution of this Agreement by EMPLOYEE.  If EMPLOYEE revokes this Agreement under this paragraph, the entire Agreement shall be null, void, unenforceable and ineffective, and EMPLOYEE will not be entitled to any of the monies and benefits described above.  If EMPLOYEE does not revoke this Agreement in the time frame specified above, the Agreement shall become effective at 12:00:01 a.m. on the eighth day after it is signed by EMPLOYEE (the “Effective Date”).

(v)           EMPLOYEE hereby acknowledges and agrees that he is knowingly and voluntarily waiving and releasing EMPLOYEE’s rights and claims only in exchange for consideration (something of value) in addition to anything of value to which he is already entitled.

Nothing herein shall release any rights to indemnification and defense EMPLOYEE may have for acts or omissions occurring within the course and scope of employment, including without limitation, any such rights triggered by investigations or claims asserted by governmental agencies or third parties.  If EMPLOYEE is (a) summoned as a witness or required to give testimony in any matter related to his employment with the Company, or (b) a party, or is threatened to be made a party, to any investigation or legal action involving claims asserted by governmental agencies or third parties, Company shall, to the extent required by law, advance all costs of EMPLOYEE’s defense incurred (including costs associated with the investigation) and shall indemnify EMPLOYEE against expenses, judgments, fines or penalties, settlements, and other amounts actually and reasonably incurred in connection with such matter.  EMPLOYEE shall at all times be represented by legal counsel of his own choosing, subject only to reasonable approval by Company as to competency and fee standards, and cooperation and agreement with any strategy or position taken by the Company related to any investigations or claims shall not be a condition of the rights to indemnification and cost advancement set forth in this Agreement.   No undertaking shall be required by EMPLOYEE to enjoy the benefits of the indemnification rights set forth in this Agreement.

13.          Arbitration:  The terms of this Agreement shall be governed by, and construed in accordance with, the laws of the State of California.  Any dispute or controversy between you on the one hand, and the Company (or any other Releasee), on the other hand, in any way arising out of, related to, or connected with this Agreement or subject matter thereof, or otherwise in any way arising out of, related to, or connected with your employment with the Company or the termination of your employment with the Company shall be resolved through final binding arbitration in Los Angeles, California, pursuant to California Civil Procedure Code Sections 1282 – 1284.  The arbitration shall be conducted in accordance with the laws of the State of California (including California rules of evidence), and the then existing rules of arbitration of the American Arbitration Association before an arbitrator mutually agreeable to both parties.  If the parties cannot agree on an arbitrator, they agree that the President or other appropriate official of the American Arbitration Association will appoint the arbitrator.

14.          Severability:  Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be part of this Agreement.

15.          Binding Effects:  This Agreement shall be binding upon and inure to the benefit of EMPLOYEE and the Company, its successors and assigns.

16.          Entire Agreement:  This Agreement, together with the General Release referred to herein, constitutes and contains the entire agreement and understanding concerning the subject matter referred therein, and supersedes and replaces all prior negotiations and all proposed agreements, promises, covenants, guarantees, representations, whether written or oral, express or implied, concerning any of the subject matters hereof.  The parties agree and acknowledge that they have not signed this Agreement in reliance on any agreement, promise, covenant, guarantee, representation, commitment, or warranty not expressly set out in writing in this Agreement.  This Agreement can only be modified by a writing signed by each of the parties hereto.  Nothing in this letter is, or should be deemed, an admission by either party of any liability or any wrongdoing whatsoever.  It is contemplated that two duplicate original copies of this letter will be executed by each of the parties hereto.  Each of the duplicated originals shall be deemed to be an original and the same document for all purposes.

If you understand and agree to the terms set forth in this letter, please sign and date the two duplicate originals where indicated below, and return one of them to me.  The other original is for your records.

Further, you acknowledge and agree that you carefully have read and fully understand this Agreement, and that you have had full opportunity to seek advice from independent counsel of your own choice about any questions, concerns or issues you may have in connection with this Agreement.

We wish you the best of luck in your future endeavors.

Very truly yours,

Joe Herold
Vice President, Global Human Resources

I acknowledge receipt of this Agreement.

Dated:
Walt Lifsey

Dated:	By:
Witness

I have read and understand this Agreement, and I consent to all its terms and provisions.

Dated:
Walt Lifsey

Dated:	By:
Witness